Accenture Reports Third-Quarter Fiscal 2026 Results

Accenture delivers solid revenues, strong profitability and EPS growth, and robust free cash flow; Company now expects full-year fiscal 2026 revenue growth to be 3% to 4% in local currency, or 4% to 5% excluding an estimated 1% impact from U.S. federal business

NEW YORK; June 18, 2026 — Accenture (NYSE: ACN) reported financial results for the third quarter of fiscal 2026 ended May 31, 2026.
All comparisons are to the third quarter of fiscal 2025, unless noted otherwise.

Accenture Chair and CEO Julie Sweet
“Accenture delivered a strong third-quarter, with broad-based revenue growth, a 9% increase in EPS, and $8.2 billion returned to shareholders year-to-date. Demand for large-scale reinvention remains strong — 104 quarterly client bookings of $100 million or more year-to-date, up 13% — and we are seeing more large-scale AI transformation programs, while executing our strategy to capture new areas of growth. Our agreement to acquire a majority stake in Dragos and all of runZero and NetRise, leaders in OT Security, is the type of move that defines our strategy: it is expanding our addressable market, creating a new platform-led growth opportunity, and is positioning Accenture at the center of one of the most critical cybersecurity challenges our clients face.”

Third Quarter Fiscal 2026 Key Metrics

•New bookings of $19.3 billion, compared to $19.7 billion in Q3 FY25
•Revenues of $18.7 billion, an increase of $1.0 billion, 6% in U.S. dollars and 3% in local currency
•Operating margin expansion of 20 basis points to 17.0%
•Diluted earnings per share increase of 9% to $3.80
•Free cash flow of $3.6 billion
•Total cash returned to shareholders of $2.2 billion, reflecting $1.2 billion in repurchases or redemptions of 6.0 million shares, and cash dividend payments of $1.0 billion, or $1.63 per share, a 10% increase

Fiscal 2026 Business Outlook Highlights

•Company now expects full-year revenue growth to be 3% to 4% in local currency. Excluding an estimated 1% impact from its U.S. federal business, company now expects revenue growth to be 4% to 5% in local currency
•Now expects full-year GAAP diluted earnings per share to be in the range of $13.38 to $13.50, a 10% to 11% increase; now expects full-year adjusted[1] earnings per share to be in the range of $13.78 to $13.90, a 7% to 8% increase
•Continues to expect free cash flow to be in the range of $10.8 billion to $11.5 billion

1Adjusted financial measures presented in this release are non-GAAP financial measures that exclude business optimization costs recorded in the first quarter of fiscal 2026 and the fourth quarter of fiscal 2025 as further described in this release.

Q3 FY26 Financial Review

New Bookings

New bookings for the third quarter of fiscal 2026 were $19.32 billion, a decrease of 2% in U.S. dollars and 3% in local currency compared to the third quarter of fiscal 2025.
•Consulting new bookings were $10.26 billion.
•Managed Services new bookings were $9.06 billion.

Revenues

Revenues for the third quarter of fiscal 2026 were $18.72 billion, an increase of 6% in U.S. dollars and 3% in local currency, and were slightly above the midpoint of the company’s guided range of approximately $18.35 billion to $19.0 billion. The foreign-exchange impact for the quarter was approximately positive 2.5%, consistent with the assumption provided in the company’s second-quarter earnings release.

Revenues by Type of Work

	Revenues (in billions)	Increase (Decrease) from Q3 FY25
		U.S. Dollars	Local Currency
Consulting	$9.33	4%	1%
Managed Services	$9.39	8%	5%
Total	$18.72	6%	3%

Revenues by Geographic Market

	Revenues (in billions)	Increase (Decrease) from Q3 FY25
		U.S. Dollars	Local Currency
Americas	$9.14	2%	1%
EMEA	$6.87	10%	4%
Asia Pacific	$2.71	7%	8%
Total	$18.72	6%	3%

Revenues by Industry Group

	Revenues (in billions)	Increase (Decrease) from Q3 FY25
		U.S. Dollars	Local Currency
Communications, Media & Technology	$3.22	10%	9%
Financial Services	$3.49	6%	3%
Health & Public Service	$3.85	2%	0%
Products	$5.67	6%	3%
Resources	$2.50	3%	1%
Total	$18.72	6%	3%
Amounts in tables may not total due to rounding.

Q3 FY26 Financial Review

Operating Margin and Operating Income

•Operating margin (operating income as a percentage of revenues) for the quarter expanded 20 basis points to 17.0%, compared to operating margin of 16.8% for the third quarter of fiscal 2025.
•Operating income for the quarter increased 6% to $3.18 billion compared with operating income of $2.98 billion in the third quarter of fiscal 2025.

Gross margin (gross profit as a percentage of revenues) for the quarter was 32.8% compared to 32.9% in the third quarter of fiscal 2025. Selling, general and administrative (SG&A) expenses for the quarter were $2.96 billion, or 15.8% of revenues, compared with $2.84 billion, or 16.0% of revenues, for the third quarter of fiscal 2025.
The company’s effective tax rate for the quarter was 24.2%, compared with 24.0% for the third quarter of fiscal 2025.
Net income for the quarter was $2.39 billion, compared with $2.24 billion for the third quarter of fiscal 2025.

Earnings Per Share

•Diluted EPS for the quarter were $3.80, a 9% increase from $3.49 for the third quarter of fiscal 2025.

Year over Year Increase in Earnings Per Share

Third Quarter Fiscal 2025 EPS	$3.49
Higher revenue and operating results	$0.23
Lower share count	$0.09
Higher effective tax rate	$(0.01)
Third Quarter Fiscal 2026 EPS	$3.80

Q3 FY26 Financial Review

Cash Flow

	Third Quarter Fiscal 2026 (in billions)	Third Quarter Fiscal 2025 (in billions)
Operating Cash Flow	$3.79	$3.68
Less: Property & Equipment Additions	$0.19	$0.17
Free Cash Flow	$3.60	$3.52
Amounts in table may not total due to rounding.
Days services outstanding, or DSOs, were 48 days at May 31, 2026 compared with 47 days at both August 31, 2025 and May 31, 2025.
Accenture’s total cash balance at May 31, 2026 was $10.2 billion, compared with $11.5 billion at August 31, 2025.

Dividend

•On May 15, 2026, a quarterly cash dividend of $1.63 per share was paid to shareholders of record at the close of business on April 9, 2026.
◦These cash dividend payments totaled $1.0 billion.
•Accenture plc has declared another quarterly cash dividend of $1.63 per share for shareholders of record at the close of business on July 9, 2026.
◦This dividend, which is payable on August 14, 2026, represents a 10% increase over the quarterly dividend rate of $1.48 per share in fiscal 2025.

Share Repurchase Activity

•During the third quarter of fiscal 2026, Accenture repurchased or redeemed 6.0 million shares for a total of $1.2 billion, including 5.8 million shares repurchased in the open market.
•Accenture’s total remaining share repurchase authority at May 31, 2026 was approximately $3.2 billion.
•At May 31, 2026, Accenture had approximately 612 million total shares outstanding.

Business Outlook

Fourth Quarter Fiscal 2026 Outlook

Revenues	$17.75B – $18.4B
Revenue Growth (Local Currency)	1% – 5%
Foreign-Exchange Impact on Results	approx. (0.5) %

Full Year Fiscal 2026 Outlook

	As of June 18, 2026	As of March 19, 2026
Revenue Growth (Local Currency) *	3% – 4% approx. 4% – 5% excluding an estimated 1% impact from its U.S. federal business	3% – 5% approx. 4% – 6% excluding an estimated 1% impact from its U.S. federal business
Foreign-Exchange Impact on Results	approx. +2%	approx. +2%
GAAP Operating Margin *	15.3% 60 bps expansion over FY25	15.2% – 15.4% 50 bps – 70 bps expansion over FY25
Adjusted Operating Margin *	15.8% 20 bps expansion over FY25, excluding $308 million and $615 million for business optimization costs in Q1 FY26 and Q4 FY25, respectively	15.7% – 15.9% 10 bps – 30 bps expansion over FY25, excluding $308 million and $615 million for business optimization costs in Q1 FY26 and Q4 FY25, respectively
Annual Effective Tax Rate (GAAP and Adjusted) *	24.0% – 25.0%	23.5% – 25.5%
GAAP Diluted EPS *	$13.38 – $13.50 10% – 11% increase over FY25	$13.25 – $13.50 9% – 11% increase over FY25
Adjusted EPS *	$13.78 – $13.90 7% – 8% increase over FY25, excluding $0.40 and $0.78 for business optimization costs in Q1 FY26 and Q4 FY25, respectively	$13.65 – $13.90 6% – 8% increase over FY25, excluding $0.40 and $0.78 for business optimization costs in Q1 FY26 and Q4 FY25, respectively
Operating Cash Flow	$11.5B – $12.2B	$11.5B – $12.2B
Property & Equipment Additions	$0.7B	$0.7B
Free Cash Flow	$10.8B – $11.5B	$10.8B – $11.5B
Capital Return *	at least $9.5B	at least $9.3B
*Updated from outlook provided in previous quarter

Conference Call and Webcast Details
Accenture will host a conference call at 8:00 a.m. EDT today to discuss its third quarter fiscal 2026 financial results. To participate in the teleconference, please dial +1 (877) 883-0383 [+1 (412) 317-6061 outside the U.S., Puerto Rico and Canada] and enter access code 7609661 approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live via webcast on the Investor Relations section of the Accenture website at accenture.com. A replay will be available on this website following the call.

About Accenture
Accenture helps the world’s leading enterprises reinvent by building their digital core and unleashing the power of AI to create value at speed for organizations across industries. Our strategy is to be the reinvention partner of choice for our clients and lead in the safe, widespread adoption of AI, and to be the most client-focused, AI-enabled, great place to work in the world. We bring together the talent of our approximately 799,000 people with proprietary assets and platforms, deep process and industry expertise, and leading ecosystem relationships to deliver end-to-end solutions and measurable outcomes at scale. Through our Reinvention Services, we offer broad expertise across Cybersecurity, Digital Core, Finance, Industry and Enterprise, Song, Supply Chain and Engineering, and Talent, with advanced capabilities in AI and Data, Industry and Process, and Technology. We serve approximately 9,000 clients and generated approximately $70 billion in FY25 revenue. Visit us at accenture.com.

Non-GAAP Financial Information
This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP. Accenture provides full-year revenue guidance on a local-currency basis and not in U.S. dollars because the impact of foreign exchange rate fluctuations could vary significantly from the company’s stated assumptions.

Forward-Looking Statements
Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “aspires,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “goal,” “target,” “strategy,” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance nor promises that goals or targets will be met, and involve a number of risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those expressed or implied. Many of the following risks, uncertainties and other factors identified below may be amplified by conflict in the Middle East, as well as any escalation or expansion of economic disruption or the conflict’s current scope. These risks include, without limitation, risks that: Accenture’s results of operations have been, and may in the future be, adversely affected by volatile, negative or uncertain economic and geopolitical conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; Accenture’s business depends on generating and maintaining client demand for the company’s solutions and services including through the adaptation and expansion of its solutions and services in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect the company’s results of operations; risks and uncertainties related to the development and use of AI, including advanced AI, could harm the company’s business, damage its reputation or give rise to legal or regulatory action; if Accenture is unable to match people and their skills with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; Accenture faces legal, reputational and financial risks from any failure to protect client and/or company data from security incidents or cyberattacks; the markets in which Accenture operates are highly competitive, and Accenture might not be able to compete effectively; if Accenture does not successfully manage and develop its relationships with its ecosystem partners or fails to anticipate and establish new alliances in new technologies, the company’s results of operations could be adversely affected; Accenture’s ability to attract and retain business and employees may depend on its reputation in the marketplace; Accenture’s profitability could materially suffer due to pricing pressure, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies or fail to satisfy certain agreed-upon targets or specific service levels; changes in Accenture’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition; Accenture’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; Accenture's debt obligations could adversely affect our business and financial condition; as a result of Accenture’s geographically diverse operations and our strategy to continue to grow in our key markets around the world, the company is more susceptible to certain risks; if Accenture is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; Accenture might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; Accenture’s business could be materially adversely affected if the company incurs legal liability; Accenture’s work with government clients exposes the company to additional risks inherent in the government contracting environment; Accenture’s global operations expose the company to numerous and sometimes conflicting legal and regulatory requirements; if Accenture is unable to protect or enforce its intellectual property rights or if Accenture’s solutions or services infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; Accenture may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent Annual Report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

Cliff Angelo Accenture Media Relations +1 512 732 5659 cliff.angelo@accenture.com	Alexia Quadrani Accenture Investor Relations +1 917 452 8542 alexia.quadrani@accenture.com

Accenture plc
Consolidated Income Statements
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended				Nine Months Ended
	May 31, 2026	% of Revenues	May 31, 2025	% of Revenues	May 31, 2026	% of Revenues	May 31, 2025	% of Revenues
REVENUES:
Revenues	$18,718,144	100.0%	$17,727,871	100.0%	$55,504,334	100.0%	$52,076,717	100.0%
OPERATING EXPENSES:
Cost of services	12,583,809	67.2%	11,901,221	67.1%	37,713,520	67.9%	35,452,250	68.1%
Sales and marketing	1,811,028	9.7%	1,762,499	9.9%	5,434,862	9.8%	5,250,389	10.1%
General and administrative costs	1,148,009	6.1%	1,081,369	6.1%	3,505,868	6.3%	3,198,105	6.1%
Business optimization costs	—	—%	—	—%	307,541	0.6%	—	—%
Total operating expenses	15,542,846		14,745,089		46,961,791		43,900,744
OPERATING INCOME	3,175,298	17.0%	2,982,782	16.8%	8,542,543	15.4%	8,175,973	15.7%
Interest income	75,069		78,987		259,828		231,127
Interest expense	(70,645)		(67,601)		(199,576)		(162,312)
Other income (expense), net	(29,894)		(43,029)		(28,643)		(49,630)
INCOME BEFORE INCOME TAXES	3,149,828	16.8%	2,951,139	16.6%	8,574,152	15.4%	8,195,158	15.7%
Income tax expense	761,935		707,176		2,084,975		1,812,564
NET INCOME	2,387,893	12.8%	2,243,963	12.7%	6,489,177	11.7%	6,382,594	12.3%
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc.	(2,203)		(2,059)		(6,000)		(5,914)
Net income attributable to noncontrolling interests – other (1)	(46,701)		(44,403)		(107,388)		(112,210)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$2,338,989	12.5%	$2,197,501	12.4%	$6,375,789	11.5%	$6,264,470	12.0%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$2,338,989		$2,197,501		$6,375,789		$6,264,470
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc. (2)	2,203		2,059		6,000		5,914
Net income for diluted earnings per share calculation	$2,341,192		$2,199,560		$6,381,789		$6,270,384
WEIGHTED AVERAGE SHARES:
Basic	612,213,453		624,343,707		616,153,379		625,606,104
Diluted	615,593,409		630,457,461		621,337,104		633,104,104
EARNINGS PER SHARE:
Basic	$3.82		$3.52		$10.35		$10.01
Diluted	$3.80		$3.49		$10.27		$9.90
(1)Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.
(2)Diluted earnings per share assumes the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

Accenture plc
Summary of Revenues
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease) Local Currency
	May 31, 2026	May 31, 2025
GEOGRAPHIC MARKETS
Americas	$9,137,772	$8,966,131	2%	1%
EMEA	6,873,448	6,231,849	10	4
Asia Pacific	2,706,924	2,529,891	7	8
Total Revenues	$18,718,144	$17,727,871	6%	3%
INDUSTRY GROUPS
Communications, Media & Technology	$3,217,835	$2,912,485	10%	9%
Financial Services	3,488,749	3,278,891	6	3
Health & Public Service	3,845,053	3,777,684	2	—
Products	5,668,694	5,344,109	6	3
Resources	2,497,813	2,414,702	3	1
Total Revenues	$18,718,144	$17,727,871	6%	3%
TYPE OF WORK
Consulting	$9,328,494	$9,007,033	4%	1%
Managed Services	9,389,650	8,720,838	8	5
Total Revenues	$18,718,144	$17,727,871	6%	3%

	Nine Months Ended		Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease) Local Currency
	May 31, 2026	May 31, 2025
GEOGRAPHIC MARKETS
Americas	$27,114,233	$26,252,324	3%	3%
EMEA	20,378,072	18,447,676	10	3
Asia Pacific	8,012,029	7,376,717	9	9
Total Revenues	$55,504,334	$52,076,717	7%	4%
INDUSTRY GROUPS
Communications, Media & Technology	$9,411,131	$8,500,025	11%	9%
Financial Services	10,486,137	9,458,156	11	7
Health & Public Service	11,312,089	11,199,205	1	(1)
Products	16,886,801	15,821,265	7	3
Resources	7,408,176	7,098,066	4	2
Total Revenues	$55,504,334	$52,076,717	7%	4%
TYPE OF WORK
Consulting	$27,602,702	$26,334,521	5%	2%
Managed Services	27,901,632	25,742,196	8	6
Total Revenues	$55,504,334	$52,076,717	7%	4%

Accenture plc
Operating Income by Geographic Market
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	May 31, 2026		May 31, 2025
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Americas	$1,708,098	19%	$1,719,630	19%	$(11,532)
EMEA	994,006	14	753,093	12	240,913
Asia Pacific	473,194	17	510,059	20	(36,865)
Total Operating Income	$3,175,298	17.0%	$2,982,782	16.8%	$192,516

	Nine Months Ended
	May 31, 2026		May 31, 2025
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Americas	$4,628,492	17%	$4,337,307	17%	$291,185
EMEA	2,571,244	13	2,428,305	13	142,939
Asia Pacific	1,342,807	17	1,410,361	19	(67,554)
Total Operating Income	$8,542,543	15.4%	$8,175,973	15.7%	$366,570

Accenture plc
Reconciliation of Operating Income, as Reported (GAAP) to Operating Income as Adjusted (Non-GAAP)
(In thousands of U.S. dollars)
(Unaudited)

	Nine Months Ended
	May 31, 2026				May 31, 2025
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)	As Reported (GAAP)	Operating Margin (GAAP)	Increase (Decrease) (Non-GAAP)
Americas	$4,628,492	$66,749	$4,695,241	17%	$4,337,307	17%	$357,934
EMEA	2,571,244	169,811	2,741,055	13	2,428,305	13	312,750
Asia Pacific	1,342,807	70,981	1,413,788	17	1,410,361	19	3,427
Total Operating Income	$8,542,543	$307,541	$8,850,084	15.9%	$8,175,973	15.7%	$674,111
(1)Costs recorded in connection with business optimization actions initiated during the fourth quarter of fiscal 2025 and completed during the first quarter of fiscal 2026, primarily for employee severance.

Accenture plc
Reconciliation of Net Income and Diluted Earnings Per Share, as Reported (GAAP), to Net Income and Diluted Earnings Per Share, as Adjusted (Non-GAAP)
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Nine Months Ended
	May 31, 2026			May 31, 2025
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	As Reported (GAAP)
Operating Income	$8,542,543	$307,541	$8,850,084	$8,175,973
Operating Margin	15.4%	0.6%	15.9%	15.7%

Income before income taxes	8,574,152	307,541	8,881,693	8,195,158
Income tax expense	2,084,975	57,232	2,142,207	1,812,564
Net Income	$6,489,177	$250,309	$6,739,486	$6,382,594
Effective tax rate	24.3%	18.6%	24.1%	22.1%
Diluted earnings per share (2)	$10.27	$0.40	$10.67	$9.90
(1)Costs recorded in connection with business optimization actions initiated during the fourth quarter of fiscal 2025 and completed during the first quarter of fiscal 2026, primarily for employee severance.
(2)The impact of the business optimization costs on diluted earnings per share are presented net of related taxes. The income tax effect was negative $0.09 for the nine months ended May 31, 2026. This includes both the current and deferred income tax impact and was calculated by using the relevant tax rate of the country where the costs were recorded.

Accenture plc
Consolidated Balance Sheets
(In thousands of U.S. dollars)

	May 31, 2026	August 31, 2025
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$10,165,245	$11,478,729
Short-term investments	6,322	5,945
Receivables and contract assets	16,035,963	14,985,073
Other current assets	2,730,815	2,430,942
Total current assets	28,938,345	28,900,689
NON-CURRENT ASSETS:
Contract assets	333,577	180,362
Investments	925,324	721,260
Property and equipment, net	1,619,981	1,566,374
Lease assets	2,973,530	2,740,321
Goodwill	25,322,800	22,536,416
Other non-current assets	8,693,004	8,749,475
Total non-current assets	39,868,216	36,494,208
TOTAL ASSETS	$68,806,561	$65,394,897
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$112,816	$114,484
Accounts payable	3,176,740	2,695,589
Deferred revenues	6,529,286	6,073,170
Accrued payroll and related benefits	8,701,843	8,084,214
Lease liabilities	750,922	729,003
Other accrued liabilities	2,337,500	2,655,637
Total current liabilities	21,609,107	20,352,097
NON-CURRENT LIABILITIES:
Long-term debt	5,029,449	5,034,169
Lease liabilities	2,495,583	2,305,210
Other non-current liabilities	6,164,709	5,462,454
Total non-current liabilities	13,689,741	12,801,833
Redeemable noncontrolling interests	493,874	—
SHAREHOLDERS’ EQUITY:
Total Accenture plc shareholders’ equity	31,890,566	31,195,446
Noncontrolling interests	1,123,273	1,045,521
Total Shareholders' Equity	33,013,839	32,240,967
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$68,806,561	$65,394,897

Accenture plc
Consolidated Cash Flows Statements
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Nine Months Ended
	May 31, 2026	May 31, 2025	May 31, 2026	May 31, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,387,893	$2,243,963	$6,489,177	$6,382,594
Depreciation, amortization and other	584,579	568,452	1,751,870	1,682,662
Share-based compensation expense	462,140	497,792	1,644,518	1,654,331
Change in assets and liabilities/other, net	351,600	374,159	(617,618)	(2,159,335)
Net cash provided by (used in) operating activities	3,786,212	3,684,366	9,267,947	7,560,252
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(186,224)	(169,107)	(492,491)	(492,124)
Purchases of businesses and investments, net of cash acquired	(1,036,238)	(297,140)	(3,004,003)	(789,495)
Proceeds from the sale of businesses and investments, net of cash transferred	13,673	7,315	36,654	22,748
Other investing, net	2,236	3,380	7,535	10,511
Net cash provided by (used in) investing activities	(1,206,553)	(455,552)	(3,452,305)	(1,248,360)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	452,123	509,989	1,207,777	1,197,643
Purchases of shares	(1,183,625)	(1,799,527)	(5,193,277)	(4,145,609)
Proceeds from (repayments of) debt, net	—	—	—	4,129,200
Cash dividends paid	(995,333)	(923,894)	(3,012,845)	(2,778,444)
Other financing, net	(39,310)	(6,548)	(92,215)	(76,050)
Net cash provided by (used in) financing activities	(1,766,145)	(2,219,980)	(7,090,560)	(1,673,260)
Effect of exchange rate changes on cash and cash equivalents	(47,452)	132,335	(38,566)	(11,494)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	766,062	1,141,169	(1,313,484)	4,627,138
CASH AND CASH EQUIVALENTS, beginning of period	9,399,183	8,490,438	11,478,729	5,004,469
CASH AND CASH EQUIVALENTS, end of period	$10,165,245	$9,631,607	$10,165,245	$9,631,607